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                                                                     EXHIBIT 4.1

                               AFLAC INCORPORATED

                    $450,000,000 6 1/2% SENIOR NOTES DUE 2009

                          REGISTRATION RIGHTS AGREEMENT

                                                                  April 21, 1999

Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
Donaldson, Lufkin & Jenrette
First Union Capital Markets Corp.
NationsBanc Montgomery Securities LLC
Salomon Smith Barney Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
North Tower
World Financial Center
New York, New York 10281-1325

Ladies and Gentlemen:

             AFLAC Incorporated, a Georgia corporation (the "Company"), proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette, First Union Capital Markets Corp., NationsBanc Montgomery Securities LLC, and Salomon Smith Barney Inc. (the "Initial Purchasers") upon the terms set forth in a Purchase Agreement dated April 16, 1999 (the "Purchase Agreement") its 6 1/2% Senior Notes due 2009 (the "Senior Notes") (the "Initial Placement"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Transfer Restricted Securities (as defined herein) (including the Initial Purchasers) (each of the foregoing a "Holder" and together the "Holders"), as follows:


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             1.      Definitions. Capitalized terms used herein without
definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

             "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

             "Additional Interest" shall have the meaning set forth in Section 4 of this Agreement.

             "Advice" shall have the meaning set forth in Section 6 of this Agreement.

             "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Agreement" means this Registration Rights Agreement, dated April 21, 1999, between the Company and the Initial Purchasers.

             "Commission" means the Securities and Exchange Commission.

             "Company" means AFLAC Incorporated, a Georgia corporation.

             "Consummate" or "Consummated," with respect to a registered Exchange Offer, means that (i) the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer has been filed and is effective; (ii) such Registration Statement has been kept continuously effective, and the Exchange Offer has been kept open, for a period not less than the minimum period required pursuant to paragraphs 2(c)(ii) and 2(e)(ii) hereof; and (iii) the Company has delivered Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were validly tendered by Holders thereof pursuant to the Exchange Offer.

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             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

             "Exchange Notes" means an issue of securities of the Company with terms identical to the Senior Notes (except that the Exchange Notes will not bear the Private Placement Legend or the Regulation S Legend (each as defined in the Indenture) or any other legends restricting the transfer thereof, will contain the alternative paragraph 1(b) appearing on the reverse of the Senior Notes and except that interest thereon shall accrue from the last date on which interest was paid on the Senior Notes or, if no such interest has been paid, from the date of issuance of the Senior Notes) to be exchanged for the Senior Notes pursuant to the Exchange Offer.

             "Exchange Offer" means the registered offer by the Company to exchange the Senior Notes for the Exchange Notes.

             "Exchange Offer Registration Period" means the 30-day period following the commencement of the Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

             "Exchange Offer Registration Statement" means a registration statement of the Company on an appropriate form under the Act with respect to the Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

             "Exchanging Dealer" means any Holder (which may include the Initial Purchasers) which is a broker-dealer, electing to exchange Senior Notes acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes.

             "Final Offering Memorandum" has the meaning set forth in the Purchase Agreement.

             "Holder" has the meaning set forth in the preamble hereto.

             "Indenture" means the Indenture relating to the Senior Notes dated as of April 21, 1999, between the Company and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

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             "Initial Placement" has the meaning set forth in the preamble hereto.

             "Issue Date" means the date on which Senior Notes are originally issued under the Indenture.

             "Losses" shall have the meaning set forth in Section 8(d) of this Agreement.

             "Majority Holders" means the Holders of a majority of the aggregate principal amount of Senior Notes registered under a Registration Statement.

             "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an Underwritten Offering.

             "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Senior Notes or the Exchange Notes, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

             "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Senior Notes), (iii) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, and amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by

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the Majority Holders and which counsel may also be counsel for the Underwriters)
and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clauses (ii) or (vii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Senior Notes by a Holder.

             "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Senior Notes or the Exchange Notes pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

             "Representative" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the Initial Purchasers.

             "Senior Notes" has the meaning set forth in the preamble hereto.

             "Shelf Registration" means a registration effected pursuant to
Section 3 hereof.

             "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

             "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Senior Notes or Exchange Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

             "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 7aaa-77bbbb) as amended.

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             "Transfer Restricted Security" means each Senior Note or Exchange
Note until (i) the date on which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer that is freely transferable under the Act, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Transfer Restricted Security for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Transfer Restricted Security has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Transfer Restricted Security is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144 (k) under the Act.

             "Trustee" means the trustee with respect to the Senior Notes under the Indenture.

             "Underwriter" means any underwriter of Senior Notes in connection with an offering thereof under a Shelf Registration Statement.

             "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

             2. Exchange Offer; Resales of Exchange Notes by Exchanging Dealers; Private Exchange. (a) The Company shall prepare and, not later than 90 days following the Issue Date (or if the 90th day is not a business day, the first business day thereafter), shall file with the Commission the Exchange Offer Registration Statement with respect to the Exchange Offer. The Company shall use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 180 days of the Issue Date (or if the 180th day is not a business day, the first business day thereafter). In connection with the foregoing, the Company shall use its best efforts to (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act, and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the blue sky laws of such jurisdictions as are necessary to permit the Exchange Offer to be Consummated.

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             (b)     Upon the effectiveness of the Exchange Offer Registration
Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder electing to exchange Senior Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

             (c)     In connection with the Exchange Offer, the Company shall:

                     (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                     (ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                     (iii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, the City of New York;

                     (iv) not include any other securities other than the Exchange Notes in the Exchange Offer Registration Statement;

                     (v) use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective; and

                     (vi)   comply in all respects with all applicable laws.

             (d) As soon as practicable after the close of the Exchange Offer, the Company shall:

                     (i) accept for exchange all Senior Notes tendered and not validly withdrawn pursuant to the Exchange Offer;

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                     (ii)   deliver to the Trustee for cancellation all Senior
              Notes so accepted for exchange; and

                     (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Senior Notes, Exchange Notes equal in principal amount to the Senior Notes of such Holder so accepted for exchange.

             (e) The Initial Purchasers and the Company acknowledge that, pursuant to interpretations by the Commission's staff of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Notes received by such Exchanging Dealer pursuant to the Exchange Offer in exchange for Senior Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:

                     (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, and in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the letter of transmittal delivered pursuant to the Exchange Offer; and

                     (ii) use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of Exchange Notes received pursuant to the Exchange Offer, as contemplated by
              Section 5(j) below.

             (f) In the event that any Initial Purchaser determines that it is not eligible to participate in the Exchange Offer with respect to the exchange of Senior Notes constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser or the party purchasing Exchange Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Senior Notes, a like principal amount of Exchange Notes. The Company shall seek

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to cause the CUSIP Service Bureau to issue the same CUSIP number for such
Exchange Notes issued pursuant to the Exchange Offer.

             3. Shelf Registration. If, (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Exchange Offer as contemplated by Section 2 hereof, (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days following the Issue Date (or if the 180th day is not a business day, the first business day thereafter), (iii) any Initial Purchaser so requests with respect to Senior Notes held by it following consummation of the Exchange Offer, (iv) any Holder (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer because of any change in law or applicable interpretations of the staff of the Commission or otherwise, or (v) in the case of any Initial Purchaser that participates in the Exchange Offer or acquires Exchange Notes pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable Exchange Notes in exchange for Senior Notes (it being understood that, for purposes of this Section 3, (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of Exchange Notes acquired in exchange for such Senior Notes shall result in such Exchange Notes not being "freely tradeable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Exchange Offer in exchange for Senior Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradeable"), the following provisions shall apply:

             (a) The Company shall as promptly as practicable after so required or requested pursuant to this Section 3, file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Act by the 210th day (or if the 210th day is not a business day, the first business day thereafter) after the original issuance of the Senior Notes, a Shelf Registration Statement relating to the offer and sale of the Senior Notes or the Exchange Notes, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, that with respect to Exchange Notes received by an Initial Purchaser in exchange for Senior Notes constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its

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obligations under this paragraph (a) with respect thereto, and any such Exchange
Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

             (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or until one year after such effective date if such Shelf Registration Statement is filed at the request of an Initial Purchaser or such shorter period that will terminate when all the Senior Notes or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets.

             4. Additional Interest. In the event that the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th day following the Issue Date, the Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the Issue Date or the Exchange Offer is not Consummated and a Shelf Registration Statement is not declared effective on or prior to the 210th day following the Issue Date (or if the 90th, 180th or 210th day is not a business day, the first business day thereafter), interest will accrue (in addition to stated interest on the Senior Notes) from and including the next day following such 90- 180- or 210-day period. Such additional interest (the "Additional Interest") will be payable in cash semiannually in arrears each April 15 and October 15, at a rate per annum equal to 0.25% of the principal amount of the Senior Notes, for each event described in the preceding sentence; provided, however, that the aggregate amount of Additional Interest payable pursuant to the above provisions shall in no event exceed 0.75% per annum of the principal amount of the Senior Notes. Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement, the Consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after such 90- 180- or 210-day period, the Additional Interest payable on the Senior Notes from the

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date of such filing, effectiveness or consummation, as the case may be, will cease to accrue and all accrued and unpaid Additional Interest as of such occurrence shall be paid to the holders of the Senior Notes.

             Notwithstanding the fact that any securities for which Additional Interest is due cease to be Transfer Restricted Securities, all obligations of the Company to pay Additional Interest with respect to such securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

             In the event that a Shelf Registration Statement is declared effective pursuant to Section 3 hereof, if the Company fails to keep such Registration Statement continuously effective for the period required by this Agreement, or if the Shelf Registration Statement fails to be usable for its intended purpose without being succeeded by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself declared effective within 10 days of filing such post-effective amendment to such Shelf Registration Statement, then from such time as the Shelf Registration Statement is no longer effective or usable, as the case may be, until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective or usable, as the case may be, (ii) the date that is the second anniversary of the Issue Date, or (iii) the date as of which all of the Senior Notes are sold pursuant to the Shelf Registration Statement, Additional Interest shall accrue at a rate per annum equal to 0.25% of the principal amount of the Senior Notes and shall be payable in cash semiannually in arrears each April 15 and October 15.

             All accrued Additional Interest shall be paid to Holders by the Company in the same manner as interest is paid pursuant to the Indenture. The aggregate amount of Additional Interest payable pursuant to this Agreement shall in no event exceed 0.75% per annum of the principal amount of Senior Notes.

             5. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

             (a) The Company shall use its best efforts to keep any Registration Statement required by this Agreement continuously effective and provide all requisite financial statements for the period specified in Section 2 or 3 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein to be either not

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effective or not usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter.

             (b) The Company shall prepare and file with the Commission such amendments and post-effective amendments to any Registration Statement required by this Agreement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 2 or 3 hereof, as applicable; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus.

             (c) The Company shall furnish to the Representative and to each Holder named therein, a reasonable period of time prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and any Exchange Offer Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Representative or any Holder may propose.

             (d) The Company shall use its best efforts to ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

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             (e)     (1) The Company shall advise the Representative and, in
the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by the Representative or any such Holder, confirm such advice in writing:

                     (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                     (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

              (2) The Company shall advise the Representative and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of any Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Representative or any such Holder or Exchanging
       Dealer, confirm such advice in writing:

                     (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                     (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                     (iii) of the existence of any fact or the happening of any event that requires the making of any changes in the Registration Statement, Prospectus or any amendment or supplement thereto, so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not mislead-

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              ing (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

             (f) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or of any other suspension of the qualification of the securities, at the earliest possible time.

             (g) The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, any documents incorporated by reference therein and all exhibits (including those incorporated by reference).

             (h) The Company shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by such Prospectus or any amendment or supplement thereto.

             (i) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, any documents incorporated by reference therein and all exhibits (including those incorporated by reference).

             (j) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Notes received by it pursuant to the Exchange Offer; and the Company

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consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

             (k) In connection with any Shelf Registration Statement, the Company shall register or qualify or cooperate with any of the Holders of securities named therein and such Holders' counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

             (l) Unless the applicable Senior Notes shall be in book-entry only form, the Company shall cooperate with the Holders of Senior Notes to facilitate the timely preparation and delivery of certificates representing Senior Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement.

             (m) The Company shall use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller(s) or the Underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in paragraph 5(k) hereof.

             (n) Upon the occurrence of any event contemplated by paragraph 5(e) (2) (iii) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (o) Not later than the effective date of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Senior Notes or Exchange Notes, as the case may be, registered under such Registration Statement, and provide the applicable trustee with printed certificates for such Senior Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

             (p) The Company shall use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

             (q) The Company shall cause the Indenture to be qualified under the TIA in a timely manner, and, in connection therewith, cooperate with the Trustee and the Holders of the Senior Notes and the Exchange Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA, and execute and use their reasonable best efforts to cause the Trustee to execute all documents that may be required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

             (r) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement, and the Company may exclude from such registration the Senior Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request.

             (s) The Company shall provide promptly to each Holder upon request each document which has been filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

             (t) The Company shall, if requested, promptly incorporate in any Registration Statement or Prospectus, pursuant to a Prospectus supplement or post-effective amendment, if necessary, such information as the Managing Underwriters and Majority Holders agree should be included therein and to which the Company does not unreasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

             (u) In the case of any Shelf Registration Statement, the Company shall enter into such customary agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Senior Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 8 (or such other provisions and procedures reasonably acceptable to the Company, the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to
Section 8 hereof from Holders of Senior Notes to the Company.

             (v) In the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such Underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such Underwriter, attorney, accountant or agent in connection with any such Registration Statement prior to its effectiveness as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such Underwriter, attorney, accountant or other agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of securities registered thereunder and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to Underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of securities registered thereunder and the Underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 5(n) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 5(v) shall be performed at (A) the effective date of such Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

             6. Restriction on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in paragraph 5(e)(2)(iii) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 5(n) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 2 or 3 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to paragraph 5(c)(2)(iii) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by paragraph 5(n) hereof or shall have received the Advice.

             7. Registration Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2 or Section 3. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Senior Notes pursuant to the Shelf Registration Statement.

             8. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of securities covered thereby (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(j) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in the Registration Statement, any amendment thereto or the preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Holder occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the preliminary Prospectus to the Holder, (x) delivery of the Prospectus was required to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus unless such failure resulted solely from non-compliance by the Company with any of its obligations under Section 5 of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

             The Company also agrees to indemnify or contribute to Losses of, as provided in Section 8(d), any underwriters of Senior Notes registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 8(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(u) hereof.

             (b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(j) hereof, each Exchanging Dealer) severally and not jointly agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Registration Statement, and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

             (c)     Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint as counsel one firm of attorneys of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party (together with one local counsel in each jurisdiction) in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, it being understood that the indemnifying party shall not be liable for more than one separate firm (in addition to one local counsel in each jurisdiction) for all indemnified parties in each jurisdiction in which any claim or action arising out of the same general allegations or circumstances is brought. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not, without its prior written consent, be liable for any settlement or compromise or consent to the entry of any judgment, but if settled with its written consent, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement.

             (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Senior Note or Exchange Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Senior Note, or in the case of an Exchange Note, applicable to the Senior Note which was exchangeable into such Exchange Note, as set forth on the cover page of the Final Offering Memorandum, nor shall any under writer be responsible for any amount in excess of the underwriting discount or commission applicable to the Senior Notes purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Offering Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Senior Notes or Exchange Notes, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge and access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and no Holder, nor its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

             (e) The provisions of this Section 8 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

             9.      Rules 144 and 144A

                     The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

             10.     Underwritten Offerings

                     The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and manager(s) that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

                     No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

             11.     Miscellaneous.

             (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with their respective obligations under Sections 2 and 3 hereof may result in material, irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2 and 3 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy in law would be adequate.

             (b) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

             (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Senior Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Notes); provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.

             (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

                     (i) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Merrill Lynch, Pierce, Fenner & Smith Incorporated;

                     (ii) if to any of the Initial Purchasers at the address of the Representative set forth on Page 1 of this Agreement; and

                     (iii) if to the Company, initially at its address set forth in the Purchase Agreement.

              All such notices and communications shall be deemed to have been duly given when received. The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

              (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Senior Notes and/or Exchange Notes. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Senior Notes and/or Exchange Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

              (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

              (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

              (j) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Senior Notes or Exchange Notes is required hereunder, Senior Notes or Exchange Notes, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Senior Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Senior Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

              Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                             AFLAC INCORPORATED


                             By: /s/ GARY L. STEGMAN
                                ------------------------------
                                 Name: Gary L. Stegman
                                 Title: Senior Vice President and
                                        Assistant Chief Financial Officer

The foregoing Agreement is
hereby accepted as of the
date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE
FIRST UNION CAPITAL MARKETS CORP.
NATIONSBANC MONTGOMERY SECURITIES LLC
SALOMON SMITH BARNEY INC.

              By:    MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                       AS REPRESENTATIVE

              By:    /s/ RICHARD BONAVENTURA
                 --------------------------------
                 Name:  Richard Bonaventura
                 Title:  Managing Director

                                                                         ANNEX A

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Notes where such Exchange Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Notes, where such Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The
Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Notes where such Senior Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ________, 199__, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.(1)

        The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "under writer" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


-------------------
        (1) In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

        For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Senior Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Senior Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

                                                                         ANNEX D

Rider A

                [ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

                        Name:
                             ---------------------------------------------

                        Address:
                                ------------------------------------------

                        --------------------------------------------------



Rider B

        If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Senior Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; provided, however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.